Exhibit 99.1

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ZF Completes Acquisition of TRW Automotive

•                       Antitrust clearances have been granted

•                       Closing is starting signal for integration

•                       TRW will be integrated into ZF as the new “Active & Passive Safety Technology” division

Friedrichshafen. ZF Friedrichshafen AG, a global leader in driveline and chassis technology, and TRW Automotive Holdings Corp. (NYSE: TRW) announced today that the companies have completed the transaction under which ZF has successfully acquired TRW. TRW will be incorporated into ZF as a new division called Active & Passive Safety Technology. The combined company operates under the name ZF Friedrichshafen AG.

“Today marks the day we combine the strengths of ZF and TRW into a worldwide leading systems supplier in the automotive sector,” said Stefan Sommer, ZF’s Chief Executive Officer. “We are all very excited about our plans for the future, with the combination allowing us to capitalize on strategic opportunities and create near- and long-term sustainable value for our customers and employees.”

“The combined company is a powerhouse of automotive technologies, ranging from driver assistance and occupant safety systems, to drivelines and transmissions, and braking and steering systems,” said John C. Plant, President and CEO of TRW. “This unique combination of advanced technologies comprehensively addresses the growing, industry-wide trends of safety, fuel efficiency and autonomous driving.”

Transaction completed as planned in first half of 2015

On September 15, 2014, ZF and TRW signed a Merger Agreement for the acquisition of TRW by ZF. This agreement was subject to a number of closing conditions, all of which have now been met, including the approval by TRW stockholders and antitrust

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clearances in various countries and regions such as the U.S., China, and the EU.

Closing serves as starting signal for integration

The closing marks the start of the integration process of TRW that is projected to last three to five years. The process will start in those areas where customers will benefit from combined activities first; this includes the development of new products, materials management, sales, and the aftermarket. “Our aim is to combine the best of both worlds,” said Sommer.

Top three global automotive supplier

“With pro forma sales exceeding €30 billion and more than 130,000 employees, the combined company is a top three global automotive supplier,” continued Sommer. “Together with TRW, ZF will be even better positioned to benefit from major trends in the industry by building on the strengths of both companies, remaining focused on current and future business needs, and managing the transition with an emphasis on creating value.”

Plant added: “This transaction provides significant benefits for our shareholders, employees, customers and communities, all of which will reap the benefits of being part of a larger, more diversified global organization focused on developing the next generation of motion, mobility and safety solutions.”

TRW shares to be delisted

Pursuant to the terms of the Merger Agreement, upon completion of the acquisition, TRW became a wholly-owned subsidiary of ZF, and each outstanding share of TRW common stock was converted into the right to receive $105.60 in cash. As a result of the completion of the acquisition, TRW shares ceased trading on the New York Stock Exchange prior to market open today, and will be delisted.

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Press Contacts:

Andreas Veil, Head of Business and Finance Communications,
phone: +49 (0)7541 77-7925, email: andreas.veil@zf.com

Colleen Hanley, Director Global Communications TRW,
phone: +1 (734) 8552610, email: colleen.hanley@trw.com

ZF is a global leader in driveline and chassis technology as well as active and passive safety technology. The company, which acquired TRW Automotive on May 15, 2015, is now represented at about 230 locations in some 40 countries. The two companies, that were still independent in 2014, achieved a sales figure exceeding €30 billion with 134,000 employees. As in previous years, both companies have invested approximately 5 percent of their sales in Research and Development (recently €1.6 billion) in order to be successful with innovative products. ZF is one of the top three automotive suppliers worldwide.

In 2015, the company is celebrating its centennial. Originally named Zahnradfabrik GmbH, ZF was founded in Friedrichshafen in 1915 by Luftschiffbau Zeppelin GmbH among others. In its early years, the company developed, tested, and manufactured aircraft transmissions. After 1919, the company focus shifted under Alfred Graf von Soden-Fraunhofen, the first Managing Director and later member of the Board of Management and CEO, to the automotive and commercial vehicle industry. In this sector, the company established itself once and for all as a major technology supplier, registering numerous patents for innovative transmission technology. The first location outside Europe was founded in Brazil in 1958, launching a globalization drive that continues today. In addition, ZF constantly expanded its range of expertise - also through acquisitions. For instance, in 1984 ZF acquired the majority share in Lemförder Metallwaren & Co. KG, a move which extended the product portfolio to include chassis technology. Later, in 2001, ZF took over Mannesmann Sachs AG to strengthen its value creation chain with driveline and chassis components. It adopted the current name of ZF Friedrichshafen AG in 1992. Today’s product range includes driveline and chassis technology such as transmissions, driveline and chassis components, as well as complete axle systems and modules. ZF products are used in passenger cars, commercial vehicles, construction and agricultural machinery, rail vehicles and marine applications. The company also focuses on the wind power and electronic components business. In addition, ZF Services represents the Group on the international aftermarket. In May 2015, ZF completed the acquisition of the U.S. automotive supplier TRW which had been previously announced in 2014. The shareholders of ZF Friedrichshafen AG are the Zeppelin Foundation, administered by the City of Friedrichshafen, holding a share of 93.8 percent, and the Dr. Jürgen and Irmgard Ulderup Foundation,

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Lemförde, with 6.2 percent. The “Motion and Mobility” slogan clearly states the company’s core mission: Right from its foundation, ZF has developed and manufactured innovative products for all people around the globe who want to move things reliably, comfortably, and safely, and experience the ultimate in efficient mobility. Quality, technological leadership, and innovative power have always defined the Group’s identity - today as much as ever.

For further press information and photos please visit: www.zf.com

Disclaimer

This press release contains statements related to our future business and financial performance and future events or developments involving ZF that may constitute forward-looking statements. These statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. We may also make forward-looking statements in other reports, in presentations, in material delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. Such statements are based on the current expectations and certain assumptions of ZF’s management, of which many are beyond our control. These are subject to a number of risks, uncertainties and factors. Should one or more of these risks or uncertainties materialize, or should underlying expectations not occur or assumptions prove incorrect, actual results, performance or achievements of ZF may (negatively or positively) vary materially from those described explicitly or implicitly in the relevant forward-looking statement. ZF neither intends, nor assumes any obligation, to update or revise these forward-looking statements in light of developments which differ from those anticipated.